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                                                                   EXHIBIT 10.29









                                CREDIT AGREEMENT

                                     BETWEEN

                             INTELLICOAT CORPORATION

                                       AND

                          AMERICAN NATIONAL BANK D/B/A
                               OLD NATIONAL BANK,


                                   DATED AS OF

                                  JUNE 5, 2000


















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                                TABLE OF CONTENTS


CREDIT AGREEMENT.............................................................................................Page 1

         Section 1.  ACCOUNTING TERMS -- DEFINITIONS.........................................................Page 1

         Section 2.  THE LOANS...............................................................................Page 7
                  a.       The Revolving Loan................................................................Page 7
                           (i)      The Commitment -- Use of Proceeds........................................Page 7
                           (ii)     Method of Borrowing......................................................Page 7
                           (iii)    Interest on the Revolving Loan...........................................Page 9
                           (iv)     Extensions of Revolving Loan Maturity Date...............................Page 9
                           (v)      Special Repayments of Principal ........................................Page 10
                  b.       The Capital Expenditure Line of Credit...........................................Page 10
                           (i)      The Capital Expenditure of Line Commitment --
                                            Use of Proceeds.................................................Page 10
                           (ii)     Method of Borrowing.....................................................Page 11
                           (iii)    Interest on the Capital Expenditure Line of Credit......................Page 12
                           (iv)     Extensions of Capital Expenditure Line of Credit
                                            Maturity Date...................................................Page 13
                  c.       The Capital Expenditure Term Loan................................................Page 13
                           (i)      Amount..................................................................Page 13
                           (ii)     The Capital Expenditure Term Note.......................................Page 13
                           (iii)    Interest on the Capital Expenditure Term Loan...........................Page 14
                           (iv)     Use of Proceeds of the Capital Expenditure Term Loan....................Page 15
                  d.       Provisions Applicable to All of the Loans........................................Page 15
                           (i)      Calculation of Interest.................................................Page 15
                           (ii)     Manner of Payment -- Application........................................Page 15
                           (iii)    Commitment Fee..........................................................Page 15
                           (iv)     Automatic Debit.........................................................Page 15
                           (v)      Prepayment..............................................................Page 16

         Section 3.  REPRESENTATIONS AND WARRANTIES.........................................................Page 16
                  a.       Organization of the Company......................................................Page 16
                  b.       Authorization; No Conflict.......................................................Page 16
                  c.       Validity and Binding Nature......................................................Page 17
                  d.       Financial Statements.............................................................Page 17
                  e.       Litigation and Contingent Liabilities............................................Page 17
                  f.       Liens............................................................................Page 18
                  g.       Employee Benefit Plans...........................................................Page 18
                  h.       Payment of Taxes.................................................................Page 18
                  i.       Investment Company Act...........................................................Page 19

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
                  j.       Regulation U and other Federal Regulations.......................................Page 19
                  k.       Hazardous Substances.............................................................Page 19
                  l.       Subsidiaries.....................................................................Page 20
                  m.       Organization of Landec...........................................................Page 20
                  n.       Landec Authorization; No Conflict................................................Page 20
                  o.       Landec Validity and Binding Nature...............................................Page 21

         Section 4  COLLATERAL FOR THE OBLIGATIONS..........................................................Page 21
                  a.       Security Agreement...............................................................Page 21
                  b.       Mortgage.........................................................................Page 21
                           (i)      Title Search............................................................Page 22
                           (ii)     Flood Hazard Determination Form.........................................Page 22
                  c.       Subordination Agreement..........................................................Page 22
                           (i)      Ratio of Liabilities to Tangible Capital Base...........................Page 23
                  d.       Guaranty Agreement...............................................................Page 23
                  e.       Assignment of Licensing Agreement................................................Page 23
                  f.       Intercreditor Agreement..........................................................Page 23

         Section 5.  AFFIRMATIVE COVENANTS OF THE COMPANY...................................................Page 24
                  a.       Corporate Existence..............................................................Page 24
                  b.       Reports, Certificates and Other Information......................................Page 24
                           (i)      Annual Statements.......................................................Page 24
                           (ii)     Interim Statements......................................................Page 24
                           (iii)    Guarantor's Financial Statements........................................Page 25
                           (iv)     Borrowing Base Certificates.............................................Page 25
                           (v)      Orders..................................................................Page 25
                           (vi)     Notice of Default or Litigation.........................................Page 26
                           (vii)    Registration Statements and Reports.....................................Page 26
                           (viii)   Other Information.......................................................Page 26
                  c.       Books, Records and Inspections...................................................Page 26
                  d.       Insurance........................................................................Page 26
                  e.       Taxes and Liabilities............................................................Page 27
                  f.       Compliance with Legal and Regulatory Requirements................................Page 27
                  g.       Primary Banking Relationship.....................................................Page 27
                  h.       Employee Benefit Plans...........................................................Page 27
                  i.       Hazardous Substances.............................................................Page 27
                  j.       Annual Cleanup...................................................................Page 29

         Section 6.  NEGATIVE COVENANTS OF THE COMPANY......................................................Page 29
                  a.       Restricted Payments..............................................................Page 29
                           (i)      Ratio of Liabilities to Tangible Capital Base...........................Page 29
                           (ii)     Cash Flow Coverage Ratio................................................Page 30
                  b.       Liens............................................................................Page 30

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
                  c.       Guaranties.......................................................................Page 31
                  d.       Loans or Advances................................................................Page 32
                  e.       Mergers, Consolidations, Sales, Acquisition or Formation
                                    of Subsidiaries ........................................................Page 32
                  f.       Margin Stock.....................................................................Page 32
                  g.       Other Agreements.................................................................Page 32
                  h.       Judgments........................................................................Page 33
                  i.       Principal Office.................................................................Page 33
                  j.       Hazardous Substances.............................................................Page 33
                  k.       Debt.............................................................................Page 33

         Section 7.  CONDITIONS OF LENDING..................................................................Page 33
                  a.       No Default.......................................................................Page 34
                  b.       Documents to be Furnished at Closing.............................................Page 34

         Section 8.  EVENTS OF DEFAULT......................................................................Page 37
                  a.       Nonpayment of the Loans..........................................................Page 37
                  b.       Nonpayment of Other Indebtedness for Borrowed Money..............................Page 37
                  c.       Other Material Obligations.......................................................Page 37
                  d.       Bankruptcy, Insolvency, etc......................................................Page 37
                  e.       Warranties and Representations...................................................Page 38
                  f.       Violations of Negative Covenants.................................................Page 38
                  g.       Noncompliance With Other Provisions of this Agreement............................Page 38

         Section 9.  EFFECT OF EVENT OF DEFAULT.............................................................Page 38

         Section 10.  WAIVER -- AMENDMENTS..................................................................Page 39

         Section 11.  NOTICES...............................................................................Page 39

         Section 12.  COSTS, EXPENSES AND TAXES.............................................................Page 40

         Section 13.  SEVERABILITY..........................................................................Page 41

         Section 14.  CAPTIONS..............................................................................Page 41

         Section 15.  GOVERNING LAW -- JURISDICTION.........................................................Page 41

         Section 16.  PRIOR AGREEMENTS, ETC.................................................................Page 41

         Section 17.  SUCCESSORS AND ASSIGNS................................................................Page 42

         Section 18.  WAIVER OF JURY TRIAL..................................................................Page 42

         Section 19.  ARBITRATION...........................................................................Page 42

         Exhibit "A"       Promissory Note (Revolving Loan)($3,000,000.00)

         Exhibit "B"       Promissory Note (Capital Expenditure Line of Credit)
                           ($1,000,000.00)

         Exhibit "C"       Promissory Note (Capital Expenditure Term Loan)
                           ($1,000,000.00)

         Exhibit "D"       Schedule of Exceptions

         Exhibit "E"       Security Agreement (Equipment, Inventory, Accounts
                           Receivable and General Intangibles)

         Exhibit "F"       Mortgage, Security Agreement, Assignment of Rents and
                           Fixture Filing

         Exhibit "G"       Subordination Agreement (Landec Corporation)

         Exhibit "H"       Guaranty Agreement (Landec Corporation)

         Exhibit "I"       Collateral Assignment of Licensing Agreement

         Exhibit "J"       Intercreditor Agreement

                                CREDIT AGREEMENT


       INTELLICOAT CORPORATION, a Delaware corporation (the "Company"), and AMERICAN NATIONAL BANK D/B/A OLD NATIONAL BANK, a national banking association with its principal office in Indianapolis, Indiana (the "Bank"), agree as follows:

       SECTION 1. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with generally accepted accounting principles except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

       - "ADVANCE" means a disbursement of proceeds of the Revolving Loan or the Capital Expenditure Line of Credit, as the context requires.

       - "AGREEMENT" means this Credit Agreement between the Company and the Bank, as it may from time to time be amended.

       -      "ASSIGNMENT OF LICENSING AGREEMENTS" is used as defined in Section
              4(e).

       - "AUTHORIZED OFFICER" means the Chief Financial Officer or the Controller of the Company or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Bank by a certified copy of an appropriate resolution of the Board of Directors of the Company.

       -      "BANK" is used as defined in the preamble.

       - "BANKING DAY" means a day on which the principal office of the Bank in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of the Bank's business activities.

       - "BORROWING BASE" means an amount equal to the sum of seventy percent (70%) of the book value of the Company's Eligible Inventory.

       - "BORROWING BASE CERTIFICATE" means a certificate of the Company signed by an appropriate officer indicating the amount of the Borrowing Base as of a stated date and in such form and showing such detail as the Bank may reasonably require.

       - "CAPITAL EXPENDITURE LINE OF CREDIT" is used as defined in Section 2(b)(i).

         - "CAPITAL EXPENDITURE LINE OF CREDIT COMMITMENT" means the agreement of the Bank to extend the Capital Expenditure Line of Credit to the Company until the Capital Expenditure Line of Credit Maturity Date, and if the context so requires, the term may also refer to the maximum principal amount which is permitted to be outstanding under the Capital Expenditure Line of Credit at any time.

         - "CAPITAL EXPENDITURE LINE OF CREDIT MATURITY DATE" means initially June 30, 2001, and thereafter any subsequent date to which the Capital Expenditure Line of Credit Commitment may be extended by the Bank pursuant to the terms of Section 2(b)(iv).

       -      "CAPITAL EXPENDITURE LINE OF CREDIT NOTE" is used as defined in
              Section 2(b)(ii).

       -      "CAPITAL EXPENDITURE TERM LOAN" is used as defined in Section
              2(c).

       -      "CAPITAL EXPENDITURE TERM NOTE" is used as defined in Section
              2(c)(ii).

       -      "CODE" means the Internal Revenue Code of 1986, as amended.

       - "COMMITMENT" means the agreement of the Bank to extend the Revolving Loan to the Company until the Revolving Loan Maturity Date, and if the context so requires, the term may also refer to the maximum principal amount which is permitted to be outstanding under the Revolving Loan at any time, assuming the Borrowing Base is equal to or in excess of such amount.

       -      "COMPANY" is used as defined in the Preamble.

       - "EBITDA" means earnings before interest, taxes, depreciation, and amortization, all determined in accordance with GAAP.

       - "ELIGIBLE INVENTORY" means seed corn inventory :(i) for which the Company has made payment, (ii) that is held in a warehouse in Illinois or Indiana approved in advance by the Bank, or at Hubner's plant located in West Lebanon, Indiana (each of the foregoing called a "Warehouse"), (iii) which is segregated at each such Warehouse from other non-Fielder's Choice Direct seed corn inventory that is clearly marked in bags or other containers with the words "Fielder's Choice Direct" or another name clearly identifying the Company's seed corn supported by the books and records of the Company as being owned by the Company, (iv) as to which all creditors of the owner or lessee of the Warehouse where such inventory is located have entered into an Ownership Acknowledgment Agreement or similar agreement, appropriate lien waivers have been executed, and appropriate UCC financing statements disclaiming any interest in such seed corn inventory have been filed, complete copies of which have been provided to the Bank, and (v) as to which the Bank has filed the appropriate UCC financing statements giving notice of the Bank's security interest in the Company's seed corn inventory located at such Warehouse and perfecting the Bank's lien thereon.

       - "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       -      "EVENT OF DEFAULT" means any of the events described in Section 8.

       - "GAAP" means generally accepted account principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

       -      "GUARANTY AGREEMENT" is used as defined in Section 4(d).

       - "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance regulated by any federal, state or local statute or regulation including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

       - "HUBNER" means Hubner Industries, LLC, together with its successors and assigns.

       - "INFORMAL REQUEST" has the meaning set forth in Section 2(a)(ii) herein.

       - "INTERCREDITOR AGREEMENT" is used as defined in Section 4(f) herein.

       - "INTEREST PERIOD" means each consecutive one year period for which the Company shall have selected the T-Bill Rate, effective as of the first day of each Interest Period and ending on the last day of each Interest Period.

       - "LANDEC" means Landec Corporation, a California corporation, together with its successors and assigns.

       - "LOAN" means any of the Revolving Loan, the Capital Expenditure Line of Credit, or the Capital Expenditure Term Loan, as the context requires, and when used in the plural form refers to all of the Loans.

       - "LOAN DOCUMENT" means any of this Agreement, the Revolving Note, the Capital Expenditure Line of Credit Note, the Capital Expenditure Term Note, the Mortgage, the Security Agreement, the Subordination Agreement, the Guaranty Agreement, the Assignment of Licensing Agreements, the Intercreditor Agreement, and any other instrument or document which evidences or secures the Loans or any of them or which expresses an agreement as to terms applicable to the Loans or any of them, and in the plural means any two or more of the Loan Documents, as the context requires.

       -      "MORTGAGE" is used as defined in Section 4(b).

       - "NOTE" means any of the Revolving Note, the Capital Expenditure Line of Credit Note, or the Equipment Term Note, as the context requires, and when used in the plural form refers to all of the Notes.

       - "OBLIGATIONS" means all obligations of the Company in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to this Agreement and the other Loan Documents, including but not limited to: (i) all of such obligations on account of the Loans, including any Advances made pursuant to any extension of the Commitment beyond the initial Revolving Loan Maturity Date, any extension of the Capital Expenditure Line of Credit Commitment beyond the initial Capital Expenditure Line of Credit Maturity Date, or pursuant to any other amendment of this Agreement, and (ii) all other obligations arising under any Loan Document as amended from time to time.

       - "OWNERSHIP ACKNOWLEDGMENT AGREEMENT" means that certain Ownership Acknowledgment Agreement entered into by and among the Company, Hubner, and Civitas Bank, now known as Fifth Third Bank, Indiana, dated as of November 1, 1998, as it may be amended.

       -      "PLAN" means an employee pension benefit plan as defined in ERISA.

       -      "PLEDGE AGREEMENT" is used as defined in Section 4(e).

       - "PRIME RATE" means the interest rate announced from time to time in the Money Section of the WALL STREET JOURNAL (MidWest Edition) as the "Prime Rate." Any change in such Prime Rate shall take effect on the date specified in the published change in such rate.

       - "PRIME-BASED RATE" means any variable rate at which interest may accrue on all or a portion of any of the Loans under the terms of this Agreement determined by reference to the Prime Rate.

       -      "REVOLVING LOAN" is used as defined in Section 2(a)(i).

       - "REVOLVING LOAN MATURITY DATE" means initially June 30, 2003, and thereafter any subsequent date to which the Commitment may be extended by the Bank pursuant to the terms of Section 2(a)(iv).

       -      "REVOLVING NOTE" is used as defined in Section 2(a)(ii).

       -      "SECURITY AGREEMENT" is used as defined in Section 4(a).

       - "SEED AGREEMENT" means that certain Hybrid Seed Corn Production and Sales Agreement entered into by and between Hubner and the Company dated as of November 1, 1998, pursuant to which, among other things, Hubner has agreed to supply seed corn to the Company (as amended, and as further amended, restated or otherwise modified from time to time).

       - "SUBORDINATED DEBT" means indebtedness of the Company which is subordinated to the indebtedness of the Company to the Bank under the terms of the Subordination Agreement and any other indebtedness of the Company which is subordinated to the Company's indebtedness to the Bank on substantially similar terms.

       -      "SUBORDINATION AGREEMENT" is used as defined in Section 4(c).

       - "SUBSIDIARY" means any corporation, partnership, joint venture or other business entity over which the Company owns, directly or indirectly fifty-one percent (51%) or more of the equity of such entity having ordinary voting power to elect a majority of the board of directors.

       - "T-BILL RATE" means the sum of the 5-Year T-Bill Rate plus two and three-quarters percent (2-3/4%) per annum.

       - "5-YEAR T-BILL RATE" means the 5-Year T-Bill Rate as published in the "Money Section" of the WALL STREET JOURNAL (MidWest Edition) two (2) Banking Days prior to the first day of Capital Expenditure Term Loan.

       - "TANGIBLE CAPITAL BASE" means the shareholders' equity of the Company less any recorded goodwill, patents, trademarks, trade secrets, and any other assets which would be classified as intangible assets under generally accepted accounting principles, plus the principal amount of the Company's Subordinated Debt.

       - "UNMATURED EVENT OF DEFAULT" means any event specified in Section 8, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

       -      "WAREHOUSE" is used as defined in the definition of Eligible
              Inventory.

       SECTION 2. THE LOANS. Subject to all of the terms and conditions of this Agreement, the Bank will make the Loans described in this Section to the Company.

       a. THE REVOLVING LOAN. The Bank will make a revolving loan to the Company on the following terms and subject to the following conditions:

              (i) THE COMMITMENT -- USE OF PROCEEDS. From the date of this Agreement and until the Revolving Loan Maturity Date, the Bank agrees to make Advances (collectively, the "Revolving1 Loan") under a revolving line of credit from time to time to the Company of amounts not exceeding in the aggregate at any time outstanding the lesser of Three Million and 00/100 Dollars ($3,000,000.00) (the "Commitment") or the Borrowing Base, provided that all of the conditions of lending stated in Section 7 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each Advance. Proceeds of the Revolving Loan may be used by the Company only for working capital purposes.

              (ii) METHOD OF BORROWING. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") of the Company in the form of EXHIBIT "A" attached hereto. So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Company may borrow, repay and reborrow (subject to the "annual cleanup requirements set forth in Section 5(j)) under the Revolving Note on any Banking Day; provided, that no borrowing may cause the principal balance of the Loan to exceed the lesser of the Commitment or the Borrowing Base or may result in an Event of Default or an Unmatured Event of Default, and provided further, that the Company may receive the proceeds of only one Advance per Banking Day. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of a Borrowing Base Certificate completed as of the date of the request. The Bank shall make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "Informal Requests"). In so doing, the Bank may rely on any Informal Request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Upon making each Informal Request, the Company shall promptly deliver to the Bank a Borrowing Base Certificate completed as of the date of such Informal Request, and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance, and that the making of the requested Advance shall not cause the principal balance of the Revolving Loan to exceed the lesser of the Commitment or the Borrowing Base. All borrowings and reborrowings and all repayments shall be in amounts of not less than One Thousand Dollars ($1,000.00), except for repayment of the entire principal balance of the Revolving Loan and except for special prepayments of principal required under the terms of Section 2(a)(v). Upon receipt of a request for an Advance, a Borrowing Base Certificate, and upon compliance with any other conditions of lending stated in
                     Section 7 of this Agreement applicable to the Revolving Loan, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

              (iii) INTEREST ON THE REVOLVING LOAN. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate plus three-quarters percent (3/4%). After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate plus four and three-quarters percent (4-3/4%). Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

              (iv) EXTENSIONS OF REVOLVING LOAN MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Revolving Loan Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension and upon execution and delivery by the Company of a Revolving Note reflecting the extended maturity date, the date to which the Commitment is then extended will become the "Revolving Loan Maturity Date" for purposes of this Agreement.

              (v) SPECIAL REPAYMENTS OF PRINCIPAL. At any time the principal balance of the Revolving Loan exceeds the Borrowing Base, as determined on the basis of the most recent Borrowing Base Certificate furnished by the Company or as determined by the Bank upon an inspection of the books and records of the Company, the Company shall immediately repay that portion of the principal balance of the Revolving Loan which is in excess of the Borrowing Base. Such repayment shall be due without demand.

       b. THE CAPITAL EXPENDITURE LINE OF CREDIT. The Bank will make a Capital Expenditure Line of Credit to the Company on the following terms and subject to the following conditions:

              (i) THE CAPITAL EXPENDITURE LINE OF CREDIT COMMITMENT -- USE OF PROCEEDS. From the date of this Agreement and until the Capital Expenditure Line of Credit Maturity Date, the Bank agrees to make Advances (collectively, the "Capital Expenditure Line of Credit") from time to time to the Company of amounts not exceeding in the aggregate during the term of the Capital Expenditure Line of Credit the amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Capital Expenditure Line of Credit Commitment"); provided, that all of the conditions of lending stated in
                     Section 7 of this Agreement as being applicable to the Capital Expenditure Line of Credit have been fulfilled at the time of each Advance; and provided further, that no Advance of the Capital Expenditure Line of Credit shall exceed one hundred percent (100%) of the amount of the invoice evidencing the cost to the Company of each piece of equipment (including without limitation, freight and installation costs and expenses, and taxes, all as evidenced on the invoice) purchased with proceeds of the Loan. Proceeds of the Capital Expenditure Line of Credit may be used by the Company only for capital expenditures.

              (ii) METHOD OF BORROWING. The obligation of the Company to repay the Capital Expenditure Line of Credit shall be evidenced by a promissory note (the "Capital Expenditure Line of Credit Note") of the Company in the form of EXHIBIT "B" attached hereto. So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Capital Expenditure Line of Credit Maturity Date, the Company may borrow under the Capital Expenditure Line of Credit Note on any Banking Day; provided, that no borrowing may cause the principal amount of the Loan disbursed to the Company during the term of the Loan to exceed in the aggregate the Capital Expenditure Line of Credit Commitment or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Capital Expenditure Line of Credit shall be conditioned upon receipt by the Bank from the Company of a copy of the invoice for the equipment to be purchased with the proceeds of the Advance. The Bank shall make a disbursement upon receipt of an Informal Request. In so doing, the Bank may rely on any Informal Request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Upon making each Informal Request, the Company shall promptly deliver to the Bank an invoice for the equipment to be purchased with proceeds of the Advance, and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance and that the making of the requested Advance shall not cause the aggregate principal amount disbursed under of the Capital Expenditure Line of Credit to exceed the Capital Expenditure Line of Credit Commitment. All borrowings and all repayments shall be in amounts of not less than One Thousand Dollars ($1,000.00), except for repayment of the entire principal balance of the Capital Expenditure Line of Credit. Upon receipt of receipt of a request for an Advance and the associated invoice or invoices, and upon compliance with any other conditions of lending stated in Section 7 of this Agreement applicable to the Capital Expenditure Line of Credit, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

              (iii) INTEREST ON THE CAPITAL EXPENDITURE LINE OF CREDIT. The principal amount of the Capital Expenditure Line of Credit outstanding from time to time shall bear interest until maturity of the Capital Expenditure Line of Credit Note at a rate per annum equal to the Prime Rate plus three-quarters percent (3/4%). After maturity, whether on the Capital Expenditure Line of Credit Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Capital Expenditure Line of Credit shall bear interest at a per annum rate equal to the Prime

                     Rate plus four and three-quarters percent (4-3/4%). Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

              (iv) EXTENSIONS OF CAPITAL EXPENDITURE LINE OF CREDIT MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Capital Expenditure Line of Credit Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension and upon execution and delivery by the Company of a Capital Expenditure Line of Credit Note reflecting the extended maturity date, the date to which the Capital Expenditure Line of Credit Commitment is then extended will become the "Capital Expenditure Line of Credit Maturity Date" for purposes of this Agreement.

       c. THE CAPITAL EXPENDITURE TERM LOAN. The Bank will make a Capital Expenditure Term Loan (the "Capital Expenditure Term Loan") to the Company on the Capital Expenditure Line of Credit Maturity Date on the following terms and subject to the following conditions:

              (i) AMOUNT. The principal amount of the Capital Expenditure Term Loan shall be equal to the lesser of One Million and 00/100 Dollars ($1,000,000.00), or the amount of the aggregate principal amount of the Capital Expenditure Line of Credit outstanding on the Capital Expenditure Line of Credit Maturity Date.

              (ii) THE CAPITAL EXPENDITURE TERM NOTE. The obligation of the Company to repay the Capital Expenditure Term Loan shall be evidenced by a promissory note (the "Capital Expenditure Term Note") in the form of EXHIBIT "C" attached hereto. Principal and interest of the Capital Expenditure Term Loan shall be repayable in equal monthly installments, each of which shall be equal to one-forty-eighth (1/48th) of the sum of the initial principal amount of the Capital Expenditure Line of Credit outstanding on the Capital Expenditure Line of Credit Maturity Date plus interest calculated at the rate provided in Section 2(c)(iii) herein for the entire scheduled term of the Capital Expenditure Term Loan , which monthly payments shall be due commencing on the last Banking Day of the month in which the Capital Expenditure Term Loan is made, and continuing thereafter on the last Banking Day of each month thereafter until the fourth anniversary of the making of the Capital Expenditure Term Loan, on which date the entire principal balance of the Capital Expenditure Term Loan shall be due and payable together with all accrued and unpaid interest. The principal of the Capital Expenditure Term Loan may be prepaid at any time in whole or in part without premium or penalty, provided that: (A) any partial prepayment shall be in an amount which is an integral multiple of $1,000.00, and (B) all partial prepayments shall be applied to the latest maturing scheduled installments of principal in inverse order of maturity.

              (iii) INTEREST ON THE CAPITAL EXPENDITURE TERM LOAN. The unpaid principal balance from time to time of the Capital Expenditure Term Loan shall bear interest from the date the Loan is made prior to the maturity of the Capital Expenditure Term Note at a rate per annum equal to the T-Bill Rate. After maturity, whether scheduled maturity or maturity by virtue of acceleration on account of the occurrence of an Event of Default, interest will accrue on the Capital Expenditure Term Loan at a rate per annum equal to the T-Bill Rate plus four percent (4%). Prior to maturity, interest shall be due and payable on the last Banking Day of each month together with payment of principal due on such dates as provided in Section 2(c)(ii) above. After maturity, interest shall be payable as accrued and without demand.

              (iv) USE OF PROCEEDS OF THE CAPITAL EXPENDITURE TERM LOAN. The proceeds of the Capital Expenditure Term Loan shall be used in their entirety to refinance the Capital Expenditure Line of Credit on the Capital Expenditure Line of Credit Maturity Date.

       d. PROVISIONS APPLICABLE TO ALL OF THE LOANS. The following provisions are applicable to both of the Loans:

              (i) CALCULATION OF INTEREST. Interest on the Loans shall be calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

              (ii) MANNER OF PAYMENT - APPLICATION. All payments of principal and interest on the Loans shall be payable at the principal office of the Bank in Indianapolis, Indiana, in funds available for the Bank's immediate use in that city and no payment will be considered to have been made until received in such funds. All payments received on account of each Loan will be applied first to the satisfaction of any interest which is then due and payable on account of such Loan, and to principal only after all interest which is due and payable has been satisfied.

              (iii) COMMITMENT FEE. The Bank acknowledges receipt from the Company of the sum of $5,000.00, either previous to or contemporaneously with the execution of this Agreement, as a fee for the Bank's commitment to make the Loans.

              (iv) AUTOMATIC DEBIT. Upon prior notice to the Company, the Bank may debit when due all payments of principal and interest due under the terms of this Agreement to any deposit account of the Company carried with the Bank without further authority.

              (v) PREPAYMENT. The Loans may be prepaid at any time in whole or in part without penalty or premium.

       SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loans, the Company represents and warrants to the Bank that:

       a. ORGANIZATION OF THE COMPANY. The Company is a corporation organized, existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of the Company to material properties or the Company's right to enforce material contracts or result in exposure of the Company to liability for material penalties in such jurisdiction. No jurisdiction in which the Company is not qualified to do business has asserted in writing that the Company is required to be qualified therein. The principal office of the Company is located at 306 North Main Street, Monticello, Indiana 47960. The Company does not conduct any material operations or keep any material amounts of property at any other location, except the Warehouses. The Company has not done business under any name other than its present corporate name at any time during the six years preceding the date of this Agreement except for the names "Fielder's Choice Direct," "Fielder's Choice," and "Williams & Sun, Inc."

       b. AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the performance by the Company of its obligations under this Agreement and all of the other Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or ByLaws of the Company or of any agreement binding upon the Company or its properties.

       c. VALIDITY AND BINDING NATURE. This Agreement and all of the other Loan Documents are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

       d. FINANCIAL STATEMENTS. The Company has delivered to the Bank the audited financial statements of Landec (which includes the Company as a separate segment) as of October 31, 1999, and for the fiscal year of Landec then ended and its unaudited interim financial statements as of March 31, 2000, and for the month and partial fiscal year then ended. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such statements present fairly the financial position of the Company as of the dates thereof and the results of its operations for the periods covered and since the date of the latest of such statements there has been no material adverse change in the financial position of the Company or in the results of its operations.

       e. LITIGATION AND CONTINGENT LIABILITIES. No litigation, arbitration proceedings or governmental proceedings are pending or to the Company's knowledge threatened against the Company which would, if adversely determined, materially and adversely affect its financial position or continued operations. The Company has no material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 3(d) or in the "Schedule of Exceptions" attached as EXHIBIT "D."

       f. LIENS. None of the assets of the Company are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 6(b).

       g. EMPLOYEE BENEFIT PLANS. Each Plan maintained by the Company is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Company has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Company and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Company has no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

       h. PAYMENT OF TAXES. The Company has filed all federal, state and local tax returns and tax related reports which the Company is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

       i. INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       j. REGULATION U AND OTHER FEDERAL REGULATIONS. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the assets of the Company consists of margin stock, within the contemplation of Regulation U, as amended. No portion of any Loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of the Bank during the underwriting period and for thirty (30) days thereafter.

       k. HAZARDOUS SUBSTANCES. Except as disclosed on the "Schedule of Exceptions" attached as EXHIBIT "D", to the knowledge of the Company after reasonable inquiry and investigation; (i) there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Company; (ii) there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Company, the contents of which are unknown to the Company; (iii) no premises owned or occupied by or under lease to the Company have ever been used, and as of the date of this Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities, and (iv) no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

       l. SUBSIDIARIES. The Company has no Subsidiaries as of the date of this Agreement.

       m. ORGANIZATION OF LANDEC. Landec is a corporation organized, existing and in good standing under the laws of the State of California. Landec is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of Landec's material properties or Landec's right to enforce material contracts or result in exposure of Landec to liability for material penalties in such jurisdiction. No jurisdiction in which Landec is not qualified to do business has asserted in writing that Landec is required to be qualified therein. The principal office of Landec is located at 3603 Haven Avenue, Menlo Park, California 94025-1010. Landec does not conduct any material operations or keep any material amounts of property at any other location, except at the principal office of its subsidiary, Apio, Inc. located at 4575 West Main, Guadalupe, California 93434 and 41646 Road 62, Reedly, California 93654, and its subsidiary Dock Resins Corporation at 1512 West Elizabeth Avenue, Linden, New Jersey 07036. Landec has not done business under any name other than its present corporate name at any time during the six years preceding the date of this Agreement.

       n. LANDEC AUTHORIZATION; NO CONFLICT. The execution and delivery of the Guaranty and the performance thereunder, and the execution and delivery of all of the other Loan Documents to which Landec is a party and the performance by Landec of its obligations under the Guaranty and all of the other Loan Documents to which Landec is a party are within Landec's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or ByLaws of Landec or of any agreement binding upon Landec or its properties.

       o. LANDEC VALIDITY AND BINDING NATURE. The Guaranty and all of the other Loan Documents to which Landec is a party are the legal, valid and binding obligations of Landec, enforceable against Landec in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

       SECTION 4. COLLATERAL FOR THE OBLIGATIONS. The Obligations shall be secured and supported as provided in this Section.

       a. SECURITY AGREEMENT. The Obligations shall be secured by a security interest in all equipment, inventory, accounts receivable, chattel paper and general intangibles of the Company now owned and hereafter acquired and in the proceeds thereof, which security interest will be created by a Security Agreement (the "Security Agreement") in the form attached as EXHIBIT "E." The Security Agreement will provide a security interest in the collateral described therein subject only to liens and security interests described in the exceptions enumerated in Section 6(b).

       b. MORTGAGE. The Obligations will further be secured by the mortgage lien and security interests created by a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing (the "Mortgage") on the real estate in White County, Indiana, owned by the Company and commonly known as 306 North Main Street, Monticello, Indiana 47960, (referred to in this Section as the "Real Estate"). The Real Estate is more particularly described in the form of the Mortgage which is attached as EXHIBIT "F." In support of the Mortgage, the Company shall provide to the Bank at the Bank's expense the following documentation:

              (i) TITLE SEARCH. The Bank shall obtain a title search which shall show no liens or encumbrances on the Real Estate other than (i) the Bank's Mortgage, if recorded at the time such search is conducted, (ii) standard exceptions as to rights of parties in possession and matters which would be disclosed by survey which do not materially and adversely affect the value or marketability of the Real Estate or the usefulness of the Real Estate in the operations of the Company, (iii) easements not shown by the public records and mechanic's liens not shown by the public records, and
                     (iv) those liens described in the exceptions enumerated in
                     Section 6(b).

              (ii) FLOOD HAZARD DETERMINATION FORM. The Bank shall obtain the completion of a Flood Hazard Determination Form from a registered land surveyor or engineer pursuant to the requirements of the Office of the Comptroller of the Currency and the Federal Emergency Management Agency. If such form shows that the Real Estate is in a flood plain, the Company shall be required to obtain flood hazard insurance as required by the Office of the Comptroller of the Currency in order to close the Loans.

       c. SUBORDINATION AGREEMENT. The indebtedness of the Company to Landec in an amount not less than $7,000,000 shall be subordinated to the indebtedness of the Company to the Bank under the terms of a Subordination Agreement (the "Subordination Agreement") in the form of EXHIBIT "G" attached hereto. The Subordination Agreement shall not allow payments of principal to be made by Landec unless the Company is in compliance with the following financial covenants:

              (i) RATIO OF LIABILITIES TO TANGIBLE CAPITAL BASE. The Company shall maintain at all times the ratio of its total liabilities less Subordinated Debt to its Tangible Capital Base at a level not greater than 2.00 to1.00. For purposes of testing compliance with this covenant, the term "liabilities" shall include the present value of all capital lease obligations of the Company, determined as of any date the ratio is to be tested.

              (ii) CASH FLOW COVERAGE RATIO. Semiannually on a year-to-date basis measured as of the end of each April and October, the Company shall maintain a cash flow coverage ratio of not less than 1.50 to1.00. For purposes of this covenant, the phrase "cash flow coverage ratio" means the ratio of: (A) the Company's EBITDA over (B) the sum of the principal paid plus interest expense.

       d. GUARANTY AGREEMENT. The Obligations shall be supported by the unconditional guaranty of prompt payment of Landec, which guaranty shall be evidenced by a Guaranty Agreement (the "Guaranty Agreement") in the form of EXHIBIT "H."

       e. ASSIGNMENT OF LICENSING AGREEMENT. The Obligations shall further be secured by an assignment by the Company to the Bank of all of the Company's rights, title, and interest in the Licensing Agreements entered into between the Company and Landec which assignment shall be evidenced by the Collateral Assignment of Licensing Agreement (the "Assignment of Licensing Agreement") in the form attached hereto as EXHIBIT "I."

       f. INTERCREDITOR AGREEMENT. The Bank and Fifth Third Bank, Indiana shall enter into an Intercreditor Agreement substantially in the form of EXHIBIT "J" attached hereto (the "Intercreditor Agreement") setting forth terms which, among other things, provide for the acknowledgment by Fifth Third Bank, Indiana, as lender to Hubner, of the first priority lien rights of the Bank in the Eligible Inventory.

       SECTION 5. AFFIRMATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Commitment or the Capital Expenditure Line of Credit Commitment is outstanding, the Company shall strictly observe the following covenants.

       a. CORPORATE EXISTENCE. The Company shall preserve its corporate existence, and shall cause Landec to preserve its corporate existence.

       b. REPORTS, CERTIFICATES AND OTHER INFORMATION. The Company shall furnish to the Bank copies of the following financial statements, certificates and other information:

              (i) ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, the consolidated and consolidating financial statements of Landec, which shall have a segment broken out for the Company, for such fiscal year prepared and presented in accordance with generally accepted accounting principles, consistently applied (except for changes in which the independent accountants of Landec concur) in each case setting forth in comparative form corresponding figures for the preceding fiscal year for Landec and for the Company, together with the audit report, unqualified as to scope, of independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld, together with the management letter, if any, issued by such independent certified public accountants.

              (ii) INTERIM STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each month, a copy of the interim financial statements of the Company, consisting at a minimum of:

                     A.     the balance sheet as of the end of the month, and

                     B. a statement of income for the month and for the partial or full fiscal year ended as of the end of the month,

                     all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with generally accepted accounting principles (except that they need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and the results of its operation as of the dates of such statements and for the fiscal periods then ended.

              (iii) GUARANTOR'S FINANCIAL STATEMENTS. The Company shall provide the Bank within one hundred twenty (120) days after the close of each fiscal year with a copy of Landec's Form 10-K. Within forty-five (45) days after the end of each of Landec's fiscal quarters, the Company shall provide to the Bank a copy of Landec's Form 10-Q.

              (iv) BORROWING BASE CERTIFICATES. At the time of each request for an Advance of the Revolving Loan, within thirty (30) days after the end of each month, a Borrowing Base Certificate as of the date of the Advance or such month end, as applicable, and promptly as of such other dates as the Bank may reasonably require.

              (v) ORDERS. Prompt notice of any orders in any material proceedings to which the Company is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

              (vi) NOTICE OF DEFAULT OR LITIGATION. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company, or the occurrence of any event which could have a material adverse effect upon the Company, written notice thereof describing the same and the steps being taken with respect thereto.

              (vii) REGISTRATION STATEMENTS AND REPORTS. Within five (5) Banking Days of the filing by the Company or Landec with the Securities and Exchange Commission or any state securities regulatory authority, complete copies of all registration statements or periodic and special reports filed under federal or state securities laws and regulations.

              (viii) OTHER INFORMATION. From time to time such other information concerning the Company or Landec as the Bank may reasonably request.

       c. BOOKS, RECORDS AND INSPECTIONS. The Company shall maintain complete and accurate books and records. The Company shall permit the Bank to inspect such books and records for purposes of copying and audit, and inspect its properties and operations, upon reasonable notice and all at reasonable times during normal business hours; provided, however, that unless there is an Event of Default or Unmatured Event of Default, the Bank shall not perform more than three (3) such inspections per year.

       d. INSURANCE. In addition to any insurance required by the Mortgage and the Security Agreement, the Company shall maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Company agrees to name the Bank as additional loss payee on any such insurance policy under a standard lender's loss payable clause and to provide a copy of any such policy to the Bank.

       e. TAXES AND LIABILITIES. The Company shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

       f. COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Company shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

       g. PRIMARY BANKING RELATIONSHIP. The Company shall maintain its primary concentration and depository accounts with the Bank.

       h. EMPLOYEE BENEFIT PLANS. The Company shall maintain and shall cause any Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause any Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

       i. HAZARDOUS SUBSTANCES. If the Company or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in EXHIBIT "D", the Company shall immediately notify the Bank of the commencement of such activity with respect to each such Hazardous Substance. The Company shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all applicable federal, state and local laws and regulations. The Company shall notify the Bank immediately upon obtaining actual knowledge that:

              (i) any premises which have at any time been owned or occupied by or have been under lease to the Company or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or

              (ii) the Company or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

              If the Company or any Subsidiary is notified of any event described at items (i) or (ii) above, the Company shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Company or the Subsidiary with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Company, and Company shall immediately take appropriate steps to establish reserves in the amount of the potential financial liability of the Company or the Subsidiary identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld.

       j. ANNUAL CLEANUP. The outstanding principal balance of the Revolving Loan shall be $0 for a period of thirty (30) consecutive days in each fiscal year of the Company.

       SECTION 6. NEGATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Commitment or the Capital Expenditure Line of Credit Commitment is outstanding, the Company shall strictly observe the following covenants.

       a. RESTRICTED PAYMENTS. The Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for dividends payable entirely in capital stock, and the Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any Subordinated Debt of the Company; provided, however, that notwithstanding the foregoing, such distributions, redemptions, dividends and payments (each hereinafter called a "Shareholder Payment") may be made at any time that no Event of Default or Unmatured Event of Default exists at the time of the making of such Shareholder Payment or would result from the making thereof, and upon compliance with the following financial covenants at the time of the making of such Shareholder Payments:

              (i) RATIO OF LIABILITIES TO TANGIBLE CAPITAL BASE. The Company shall maintain at all times the ratio of its total liabilities less Subordinated Debt to its Tangible Capital Base at a level not greater than 2.00 to 1.00. For purposes of testing compliance with this covenant, the term "liabilities" shall include the present value of all capital lease obligations of the Company, determined as of any date the ratio is to be tested.

              (ii) CASH FLOW COVERAGE RATIO. Semiannually on a year-to-date basis measured at the end of each April and October, the Company shall maintain a cash flow coverage ratio of not less than 1.50 to1.00. For purposes of this covenant, the phrase "cash flow coverage ratio" means the ratio of: (A) the Company's EBITDA over (B) the sum of the principal paid plus interest expense.

       b. LIENS. The Company shall not create or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a "lien" or "liens") with respect to any property or assets now owned or hereafter acquired except:

              (i) liens in favor of the Bank created pursuant to the requirements of this Agreement or otherwise;

              (ii) any lien or deposit with any governmental agency required or permitted to qualify the Company to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

              (iii) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

              (iv) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in the business of the Company;

              (v) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

              (vi) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

              (vii) liens securing indebtedness not exceeding $100,000.00 in the aggregate, provided such liens are subordinated at all times to liens in favor of the Bank securing the Obligations; and

              (viii) those specific liens now existing described on the
                     "Schedule of Exceptions" attached as EXHIBIT "D."

       c. GUARANTIES. The Company shall not be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

              (i)    guaranties in favor of the Bank;

              (ii) guaranties by endorsement of instruments for deposit made in the ordinary course of business; and

              (iii) those specific existing guaranties listed in the "Schedule of Exceptions" attached as EXHIBIT "D."

       d. LOANS OR ADVANCES. The Company shall not make or permit to exist any loans or advances to any other person or entity, except for:

              (i) extensions of credit or credit accommodations to customers or vendors made by the Company in the ordinary course of its business as now conducted;

              (ii) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Company in the course of discharging their assigned duties; and

              (iii) the specific items listed in the "Schedule of Exceptions" attached as EXHIBIT "D."


       e. MERGERS, CONSOLIDATIONS, SALES, ACQUISITION OR FORMATION OF SUBSIDIARIES. The Company shall not be a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity without the prior written consent of the Bank which shall not be unreasonably withheld. The Company shall not acquire any material part of the assets of any other business entity, except in the ordinary course of business. The Company shall not sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. The Company shall not cause to be created or otherwise acquire any Subsidiaries.

       f. MARGIN STOCK. The Company shall not use or cause or permit the proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

       g. OTHER AGREEMENTS. The Company shall not enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Document.

       h. JUDGMENTS. The Company shall not permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

       i. PRINCIPAL OFFICE. The Company shall not change the location of its principal office unless it gives not less than ten (10) days prior written notice of such change to the Bank.

       j. HAZARDOUS SUBSTANCES. The Company shall not allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Company or any Subsidiary.

       k. DEBT. The Company shall not incur nor permit to exist any indebtedness for borrowed money except:

              (i)    to the Bank;

              (ii) indebtedness permitted to be secured under Section 6(b)(vii) herein; and

              (iii) except for those existing obligations disclosed on the "Schedule of Exceptions" attached as EXHIBIT "D."

       For purposes of this covenant, the phrase "indebtedness for borrowed money," shall be construed to include capital lease obligations.

       SECTION 7. CONDITIONS OF LENDING. The obligation of the Bank to make any Advance and to make the Capital Expenditure Term Loan shall be subject to fulfillment of each of the following conditions precedent:

       a. NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Company contained in Section 3 shall be true and correct as of the date of this Agreement and as of the date of each Advance (except for representations and warranties expressly made as of a specific time and correct as of such date), except that after the date of this Agreement: (i) the representations contained in Section 3(d) will be construed so as to refer to the latest financial statements furnished to the Bank by the Company or Landec pursuant to the requirements of this Agreement, (ii) the representations contained in Section 3(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, (iii) the representation contained in Section 3(l) will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Company.

       b. DOCUMENTS TO BE FURNISHED AT CLOSING. The Bank shall have received contemporaneously with the execution of this Agreement, the following, each duly executed, currently dated and in form and substance satisfactory to the Bank:

              (i) The Revolving Note, the Capital Expenditure Line of Credit, and the Capital Expenditure Term Note.

              (ii) The Mortgage and requisite Uniform Commercial Code financing statements.

              (iii) The Security Agreement and requisite Uniform Commercial Code financing statements.

              (iv) The Subordination Agreement together with a photocopy of the Subordinated Note with the subordination legend thereon.

              (v)    The Guaranty Agreement.

              (vi) The Collateral Assignment of Licensing Agreement together with complete copies of the Licensing Agreement.

              (vii)  The Schedule of Exceptions.

              (viii) A certified copy of a Resolution of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party.

              (ix) A certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party, together with a sample of the true signature of each such officer.

              (x) A copy of the file-marked Articles of Incorporation of the Company certified as complete and correct as of a recent date by the Secretary of State of Delaware, and a copy of the By-Laws of the Company, certified as complete and correct by the Secretary of the Board of Directors of the Company.

              (xi) A currently dated Certificate of Good Standing of the Company issued by the Secretary of State of Delaware.

              (xii) A currently dated Certificate of Existence of the Company issued by the Secretary of State of Indiana.

              (xiii) A certified copy of a Resolution of the Board of Directors of Landec authorizing the execution, delivery and performance, respectively, of the Guaranty , the Subordination Agreement, the Collateral Assignment of Licensing Agreement and the other Loan Documents provided for in this Agreement to which Landec is a party.

              (xiv) A certificate of the Secretary of the Board of Directors of Landec certifying the names of the officer or officers authorized to sign the Guaranty and the other Loan Documents provided for in this Agreement to which Landec is a party, together with a sample of the true signature of each such officer.

              (xv) A copy of the file-marked Articles of Incorporation of Landec certified as complete and correct as of a recent date by the Secretary of State of California, and a copy of the By-Laws of Landec, certified as complete and correct by the Secretary of the Board of Directors of Landec.

              (xvi) A currently dated Certificate of Good Standing of Landec issued by the Secretary of State of California.

              (xvii) A currently dated Certificate of Existence of Landec issued by the Secretary of State of Indiana.

             (xviii) The results of the title search required under the terms of Section 4(b)(i).

              (xix) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents.

              (xx) The commitment fee required under the terms of Section 2(d)(iii).

              (xxi) The Flood Hazard Determination Form required under the terms of Section 4(b)(ii).

              (xxii) A complete copy of the Ownership Acknowledgment Agreement and all amendments thereto, together with all lien waivers and UCC filings by creditors of Hubner.

             (xxiii) The Intercreditor Agreement.

              (xxiv) A complete copy of the Seed Agreement.

              (xxv)  Such other documents as the Bank may reasonably require.

              (xxvi) Fees of legal counsel for the Bank incurred in connection with the drafting, negotiation, and execution of this Agreement.

       SECTION 8. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

       a. NONPAYMENT OF THE LOANS. Default in the payment, within five (5) Banking Days of being due, of any amount payable under the terms of either of the Notes, or otherwise payable to the Bank or any other holder of the Notes under the terms of this Agreement.

       b. NONPAYMENT OF OTHER INDEBTEDNESS FOR BORROWED MONEY. Default by the Company in the payment when due, whether by acceleration or otherwise, of any other material indebtedness for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of such other indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its scheduled maturity, unless the Company is contesting the existence of such default in good faith and by appropriate proceedings.

       c. OTHER MATERIAL OBLIGATIONS. Subject to the expiration of any applicable grace period, default by the Company in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by the Company with respect to any material purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

       d. BANKRUPTCY, INSOLVENCY, ETC. The Company admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company; or the Company applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or any property thereof, or the Company making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or for a substantial part of its property and not being discharged within forty-five (45) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company, and, if involuntary, being consented to or acquiesced in by the Company or remaining for forty-five (45) days undismissed.

       e. WARRANTIES AND REPRESENTATIONS. Any warranty or representation made by the Company in this Agreement proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Bank proving to have been false or misleading in any material respect when made or delivered.

       f. VIOLATIONS OF NEGATIVE COVENANTS. Failure by the Company to comply with or perform any covenant stated in Section 6 of this Agreement

       g. NONCOMPLIANCE WITH OTHER PROVISIONS OF THIS AGREEMENT. Failure of the Company to comply with or perform any covenant or other provision of this Agreement or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 8) and continuance of such failure for forty-five (45) days after notice thereof to the Company from the Bank.

       SECTION 9. EFFECT OF EVENT OF DEFAULT. If any Event of Default described in Section 8(d) shall occur, the maturity of the Loans shall immediately be accelerated and the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Bank shall become immediately due and payable, and the Commitment and the Capital Expenditure Line of Credit Commitment shall immediately terminate, all without notice of any kind.

When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Notes may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of the Loans shall be accelerated and the Notes and the Loans evidenced thereby, and all other payment Obligations shall become immediately due and payable and the Commitment shall immediately terminate, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. The remedies of the Bank specified in this Agreement or in any other Loan Document shall not be exclusive, and the Bank may avail itself of any other remedies provided by law as well as any equitable remedies available to the Bank.

       SECTION 10. WAIVER -- AMENDMENTS. No delay on the part of the Bank, or any holder of the Notes in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

       SECTION 11. NOTICES. Any notice given under or with respect to this Agreement to the Company or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Bank (or other holder of the Notes) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

         As to the Company:    Intellicoat Corporation
                               306 North Main Street
                               P.O. Box 898 (for mail)
                               Monticello, Indiana 47960
                               Attention:  Michael E. Godlove, Chief
                                           Financial Officer

         As to the Bank:       Old National Bank
                               101 West Ohio Street
                               Suite 1400
                               Indianapolis, Indiana 46204
                               Attention: John T. Travis, Vice President
                                          and Senior Lender

                               with copy to: Madalyn S. Kinsey, Esquire
                                             KROGER, GARDIS & REGAS
                                             Bank One Center/Circle
                                             Suite 900
                                             111 Monument Circle
                                             Indianapolis, Indiana 46204-5175

       SECTION 12. COSTS, EXPENSES AND TAXES. The Company shall pay or reimburse the Bank on demand for all reasonable out-of-pocket costs and expenses of the Bank including reasonable attorneys' fees and legal expenses incurred by it in connection with the drafting, negotiation, execution, and delivery of this Agreement and the other Loan Documents, and in connection with the enforcement, or restructuring in the nature of a workout, of this Agreement or any other Loan Document. The Company shall also reimburse the Bank for expenses incurred by the Bank in connection with any audit of the books and records or physical assets of the Company conducted pursuant to any right granted to the Bank under the terms of this Agreement or any other Loan Document. Such reimbursement shall include, without limitation, reimbursement of the Bank for its overhead expenses reasonably allocated to such audits. In addition, the Company shall pay or reimburse the Bank for all expenses incurred by the Bank in connection with the perfection of any security interests or mortgage liens granted to the Bank by the Company and for any stamp or similar documentary or transaction taxes which may be payable in connection with the execution or delivery of this Agreement or any other Loan Document or in connection with any other instruments or documents provided for herein or delivered or required in connection herewith including, without limitation, expenses incident to any lien or title search or title insurance commitment or policy. All obligations provided for in this Section shall survive termination of this Agreement.

       SECTION 13. SEVERABILITY. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

       SECTION 14. CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

       SECTION 15. GOVERNING LAW -- JURISDICTION. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. The Company consents to the jurisdiction of any state or federal court located within Marion County, Indiana, and waives personal service of any and all process upon the Company. All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to the Company at the address stated in Section 11. The Company waives any objection which the Company may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or FORUM NON CONVENIENS. Nothing contained in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

       SECTION 16. PRIOR AGREEMENTS, ETC. This Agreement supersedes all previous agreements and commitments made by the Bank and the Company with respect to the Loans and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank.

       SECTION 17. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns, provided that the Company's rights under this Agreement shall not be assignable without the prior written consent of the Bank.

       SECTION 18. WAIVER OF JURY TRIAL. THE BANK (BY ITS ACCEPTANCE HEREOF)AND THE COMPANY HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE OR CLAIM, WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE COMPANY ARISING OUT OF, OR IS ANY WAY RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY AND THE BANK BY THIS OR ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THIS AGREEMENT AND TO PROVIDE THE FINANCING DESCRIBED HEREIN.

       SECTION 19. ARBITRATION. BANK AND THE COMPANY AGREE THAT UPON THE WRITTEN DEMAND OF EITHER PARTY, WHETHER MADE BEFORE OR AFTER THE INSTITUTION OF ANY LEGAL PROCEEDINGS, BUT PRIOR TO THE RENDERING OF ANY JUDGMENT IN THAT PROCEEDING, ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM, WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS AGREEMENT, OR ANY LOAN DOCUMENT OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT AND TORT DISPUTES, SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ANY ARBITRATION PROCEEDING HELD PURSUANT TO THIS ARBITRATION PROVISION SHALL BE CONDUCTED IN THE CITY NEAREST THE COMPANY'S ADDRESS HAVING AN AAA REGIONAL OFFICE, OR AT ANY OTHER PLACE SELECTED BY MUTUAL AGREEMENT OF

THE PARTIES. NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION AGREEMENT OR BE PROHIBITED BY THIS ARBITRATION AGREEMENT.

       THIS ARBITRATION PROVISION SHALL NOT LIMIT THE RIGHT OF EITHER PARTY DURING ANY DISPUTE TO SEEK, USE, AND EMPLOY ANCILLARY OR PRELIMINARY RIGHTS AND/OR REMEDIES, JUDICIAL OR OTHERWISE, FOR THE PURPOSES OF REALIZING UPON, PRESERVING, PROTECTING, FORECLOSING UPON OR PROCEEDING UNDER FORCIBLE ENTRY AND DETAINER FOR POSSESSION OF ANY REAL OR PERSONAL PROPERTY, AND ANY SUCH ACTION SHALL NOT BE DEEMED AN ELECTION OF REMEDIES. SUCH REMEDIES INCLUDE, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER, INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE; OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVERSHIP; OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING EXERCISING THE RIGHT OF SETOFF, OR TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO THE UNIFORM COMMERCIAL CODE. ANY DISPUTES, CLAIMS, OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF ANY ACT, OR EXERCISE OF ANY RIGHT OR REMEDY, CONCERNING ANY COLLATERAL, INCLUDING ANY CLAIM TO RESCIND, REFORM, OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL, SHALL ALSO BE ARBITRATED; PROVIDED, HOWEVER THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN OR RESTRAIN ANY ACT OF ANY PARTY. JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE STATUTE OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES AND SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION

PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING
SHALL BE DEEMED THE COMMENCEMENT OF ANY ACTION FOR THESE PURPOSE. THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE) SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS ARBITRATION PROVISION.

       Dated as of June 5, 2000.


                                  INTELLICOAT CORPORATION,  a Delaware
                                  corporation



                                  By:________________________________________
                                     Michael E. Godlove, Chief Financial Officer




                                  AMERICAN NATIONAL BANK d/b/a OLD NATIONAL
                                  BANK, a national banking association



                                   By:_______________________________________
                                      John T. Travis, Vice President and
                                      Senior Lender

                              SCHEDULE OF EXHIBITS


Exhibit "A"     -     Promissory Note (Revolving Loan)($3,000,000.00)


Exhibit "B"     -     Promissory Note (Capital Expenditure Line of Credit)
                      ($1,000,000.00)


Exhibit "C"     -     Promissory Note (Capital Expenditure Term Loan)
                      ($1,000,000.00)


Exhibit "D"     -     Schedule of Exceptions


Exhibit "E"     -     Security Agreement (Equipment, Inventory, Accounts
                      Receivable, Chattel Paper, and General Intangibles)


Exhibit "F"     -     Mortgage, Security Agreement, Assignment of Rents and
                      Fixture Filing


Exhibit "G"     -     Subordination Agreement (Landec Corporation)


Exhibit "H"     -     Guaranty Agreement (Landec Corporation)


Exhibit "I"     -     Collateral Assignment of Licensing Agreement


Exhibit "J"     -     Intercreditor Agreement

                       FIRST AMENDMENT TO CREDIT AGREEMENT


     LANDEC AG, INC., formerly know as Intellicoat Corporation, a Delaware corporation (the "Company") and OLD NATIONAL BANK, formerly known as American National Bank, a national banking association (the "Bank"), being parties to that certain Credit Agreement dated as of June 5, 2000 (the "Agreement"), hereby agree to amend the Agreement by this First Amendment to Credit Agreement (this "Amendment"), on the terms and subject to the conditions set forth as follows.


     1. DEFINITIONS. Terms used in this Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein.

     a. AMENDED DEFINITIONS. The following definitions are hereby amended and restated in their respective entireties as follows:

          - "ADVANCE" means a disbursement of proceeds of the Revolving Loan, the Capital Expenditure Line of Credit, or the Overline, as the context requires.

          - "LOAN" means any of the Revolving Loan, the Capital Expenditure Line of Credit, the Overline, or the Capital Expenditure Term Loan, as the context requires, and when used in the plural form refers to all of the Loans.

          - "LOAN DOCUMENT" means any of this Agreement, the Revolving Note, the Capital Expenditure Line of Credit Note, the Overline Note, the Capital Expenditure Term Note, the Mortgage, the Security Agreement, the Subordination Agreement, the Guaranty Agreement, the Assignment of Licensing Agreements, the Intercreditor Agreement, and any other instrument or document which evidences or secures the Loans or any of them or which expresses an agreement as to terms applicable to the Loans or any of them, and in the plural means any two or more of the Loan Documents, as the context requires.

          - "NOTE" means any of the Revolving Note, the Capital Expenditure Line of Credit Note, the Overline Note, or the Capital Expenditure Term Note, as the context requires, and when used in the plural form refers to all of the Notes.

          - "OBLIGATIONS" means all obligations of the Company in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to this Agreement and the other Loan Documents, including but not limited to: (i) all of such obligations on account of the Loans, including any Advances made pursuant to any extension of the Commitment beyond the initial Revolving Loan Maturity Date, any extension of the Capital Expenditure Line of Credit Commitment beyond the initial Capital Expenditure Line of Credit Maturity Date, any extension of the Overline Commitment beyond the initial Overline Maturity Date, or pursuant to any other amendment of this Agreement, and (ii) all other obligations arising under any Loan Document as amended from time to time.

     b. NEW DEFINITIONS. The following definitions are hereby added to Section 1 of the Agreement as follows:

          - "FIRST AMENDMENT" means that agreement entitled "First Amendment to Credit Agreement" between the Company and the Bank dated as of December 15, 2000.

          -    "OVERLINE" is used as defined in Section 2(e)(i).

          - "OVERLINE COMMITMENT" means the agreement of the Bank to extend the Overline to the Company until the Overline Maturity Date, and if the context so requires, the term may also refer to the maximum principal amount which is permitted to be outstanding under the Overline at any time.

          - "OVERLINE MATURITY DATE" means January 15, 2001, and thereafter any subsequent date to which the Overline Commitment may be extended by the Bank pursuant to the terms of Section 2(e)(iv).

          -    "OVERLINE NOTE" is used as defined in Section 2(e)(ii).


     2. OVERLINE. A new Section 2(e) is hereby added to the Agreement as follows:


     e. THE OVERLINE. The Bank will make a revolving loan to the Company on the following terms and subject to the following conditions:

          (i) THE OVERLINE COMMITMENT -- USE OF PROCEEDS. From the date of the First Amendment and until the Overline Maturity Date, the Bank agrees to make Advances (collectively, the "Overline") under a revolving line of credit from time to time to the Company of amounts not exceeding in the aggregate at any time outstanding the lesser of (A) Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) (the "Overline Commitment") or (B) the remainder of the Borrowing Base minus the aggregate outstanding principal amount of the Revolving Loan, provided that all of the conditions of lending stated in this Agreement as being applicable to the Overline have been fulfilled at the time of each Advance. Proceeds of the Overline may be used by the Company only for working capital purposes.

          (ii) METHOD OF BORROWING. The obligation of the Company to repay the Overline shall be evidenced by a promissory note (the "Overline Note") of the Company in the form of EXHIBIT "A" attached to the First Amendment. So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Overline Maturity Date, the Company may borrow, repay and reborrow under the Overline Note on any Banking Day; provided, that no borrowing may cause the principal balance of the Overline to exceed the lesser of the Overline Commitment or the Borrowing Base or may result in an Event of Default or an Unmatured Event of Default, and provided further, that the Company may receive the proceeds of only one Advance per Banking Day. Each Advance under the Overline shall be conditioned upon receipt by the Bank from the Company of a Borrowing Base Certificate completed as of the date of the request. The Bank shall make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "Informal Requests"). In so doing, the Bank may rely on any Informal Request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Upon making each Informal Request, the Company shall promptly deliver to the Bank a Borrowing Base Certificate completed as of the date of such Informal Request, and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested

               Advance, and that the making of the requested Advance shall not cause the principal balance of the Overline to exceed the lesser of the Overline Commitment or the Borrowing Base. All borrowings and reborrowings and all repayments shall be in amounts of not less than One Thousand Dollars ($1,000.00), except for repayment of the entire principal balance of the Overline and except for special prepayments of principal required under the terms of
               Section 2(e)(v). Upon receipt of a request for an Advance, a Borrowing Base Certificate, and upon compliance with any other conditions of lending stated in Section 7 of this Agreement applicable to the Overline, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

         (iii) INTEREST ON THE OVERLINE. The principal amount of the Overline outstanding from time to time shall bear interest until maturity of the Overline Note at a rate per annum equal to the Prime Rate plus three-quarters percent (3/4%). After maturity, whether on the Overline Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Overline shall bear interest at a per annum rate equal to the Prime Rate plus four and three-quarters percent (4-3/4%). Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

          (iv) EXTENSIONS OF THE OVERLINE MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Overline Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension and upon execution and delivery by the Company of a Overline Note reflecting the extended maturity date, the date to which the Commitment is then extended will become the "Overline Maturity Date" for purposes of this Agreement.

          (v) SPECIAL REPAYMENTS OF PRINCIPAL. At any time the outstanding principal balance of the Overline exceeds the maximum amount permitted pursuant to Section 2(e)(i)(B) herein (such amount hereinafter called the "Maximum Amount"), as determined on the basis of the most recent Borrowing Base Certificate furnished by the Company or as determined by the Bank upon an inspection of the books and records of the Company, the Company shall immediately repay that portion of the principal balance of the Overline which is in excess of such Maximum Amount. Such repayment shall be due without demand.

          (vi) COMMITMENT FEE. The Bank acknowledges receipt from the Company of the sum of $12,500.00, either previous to or contemporaneously with the execution of this First Amendment, as a fee for the Bank's commitment to make the Overline.

     3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties continued in the Agreement are correct and accurate as of the date of this Amendment, except that (i) they shall be deemed also to refer this Amendment, as well as all documents named herein, and (ii) Section 3(d) shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company furnished to the Bank.

     4. EVENTS OF DEFAULT. The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement has occurred and is continuing as of the date of this Amendment.

     5. CONDITIONS PRECEDENT. This Amendment shall become effective upon receipt of the following by the Bank, duly executed and in form and substance satisfactory to the Bank:

     a.   This Amendment.

     b.   The Overline Note.

     c. The Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing in the form attached hereto as EXHIBIT "B."

     d. The Reaffirmation of Guaranty Agreement in the form attached hereto as EXHIBIT "C."

     e. The Acknowledgment and Consent of Subordinated Creditor in the form attached hereto as EXHIBIT "D."

     f. UCC-1 Financing Statement to be filed with the Delaware Secretary of State.

     g. UCC-3 Amendment to UCC-1 Financing Statement to be filed with the Indiana Secretary of State to amend UCC-1 Financing Statement Number 2329223 filed on June 8, 2000.

     h. UCC-4 Amendment to UCC-2 Financing Statement to be filed with the Recorder of White County, Indiana to amend UCC-2 Financing Statement Number 060000873 filed on June 14, 2000.

     i. A certified copy of a Resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and the other Loan Documents named herein to which the Company is a party.

     j. A certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to sign this Amendment and other Loan Documents named herein to which the Company is a party.

     k. A certified copy of a Resolution of the Board of Directors of Landec authorizing the execution, delivery and performance of the Reaffirmation of Guaranty Agreement, the Acknowledgment and Consent of Subordinated Creditor, and the other Loan Documents named herein to which Landec is a party.

     l. A certificate of the Secretary of the Board of Directors of the Landec certifying the names of the officer or officers authorized to sign the Reaffirmation of Guaranty Agreement, the Acknowledgment and Consent of Subordinated Creditor, and other Loan Documents named herein to which Landec is a party.

     m. A certified copy of the Articles of Amendment to the Articles of Incorporation filed with the Delaware Secretary of State to evidence the change of the name of the Company.

     n. A certified copy of the Application for Amended Certificate of Authority approved by the Indiana Secretary of State to evidence the change of the name of the Company.

          o. Certificate of Good Standing issued as of a recent date by the Delaware Secretary of State evidencing the change of the name of the Company

          p. Certificate of Existence issued as of a recent date by the Indiana Secretary of State evidencing the change of the name of the Company.

          q. Payment of the commitment fee required under the terms of Section 2(e)(vi).

          r. Payment of the reasonable attorneys' fees of counsel for the Bank incurred in connection with the drafting and negotiation of this Amendment; and

          s. Such other instruments, agreements, and documents as may be required by the Bank pursuant hereto.


          6. EFFECT OF FIRST AMENDMENT. Except as amended by this Amendment, all of the terms and conditions of the Agreement shall continue unchanged and in full force and effect together with this Amendment.

     IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officers, have executed and delivered in Indiana this First Amendment to Credit Agreement as of December 15, 2000.



                                LANDEC AG, INC., formerly known as
                                Intellicoat Corporation, a Delaware corporation



                                By: ________________________________
                                    Michael E. Godlove, Chief Financial Officer

                                OLD NATIONAL BANK,  formerly known as
                                American National Bank, a national banking association



                                By: ________________________________
                                    John T. Travis, Vice President and
                                    Senior  Lender


                              SCHEDULE OF EXHIBITS
                              --------------------
Exhibit "A"         -          Promissory Note (Overline) ($2,400,000.00)

Exhibit "B"         -          Amendment  to Mortgage,  Security  Agreement,
                               Assignment  of Rents and Fixture Filing

Exhibit "C"         -          Reaffirmation of Guaranty Agreement (Landec
                               Corporation)

Exhibit "D"         -          Acknowledgment   and   Consent   of   Subordinated
                               Creditor (Landec Corporation)